Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 13, 2012, with respect to the financial statement of The Fifth & Pacific Companies 401(k) Plan as of December 31, 2011 included in the Annual Report of The Fifth & Pacific Companies 401(k) Plan on Form 11-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fifth & Pacific Companies, Inc. on Form S-8 (File No. 2-95258).

/s/ Grant Thornton LLP

New York, New York

June 12, 2013